Exhibit A to Deposit Agreement

No.

__________________________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one-fifth (1/5) of one deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR REGISTERED SHARES,

NOMINAL VALUE CHF 0.10 PER SHARE OF

SYNGENTA AG

(INCORPORATED UNDER THE LAWS OF SWITZERLAND)

The Bank of New York Mellon as depositary (hereinafter called the "Depositary"), hereby certifies that ____________________________________________________________, or registered assigns IS THE OWNER OF _____________________________________

AMERICAN DEPOSITARY SHARES

representing deposited registered Shares including interests created by a clearing system for the purposes of electronic transfer (herein called "Shares") of Syngenta AG, incorporated under the laws of Switzerland (herein called the "Company").  At the date hereof, each American Depositary Share represents one-fifth (1/5) of one Share which are either deposited or subject to deposit under the deposit agreement at the Zurich office of UBS AG (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of November 13, 2000, as amended and restated as of ________________, 2008 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fee of the Depositary provided in this Receipt and all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) in the case of Deposited Securities in certificated form, certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such  Owner or as ordered by him and in the case of Deposited Securities in book-entry form, Deposited Securities to the book-entry account in SEGA designated by such Owner, and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Except in the case of deposited Securities in book-entry form, such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Share Register of the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act of 1933, as from time to time in effect, or any successor provision thereto.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees of the Depositary as provided in this Receipt and Section 5.9 of the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is reasonably deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, the Company's Articles of Incorporation, or this Receipt, or for any other reason, subject to Article (22) hereof.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares, which, if sold by the holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be subject to the registration  provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such provisions pursuant to Section 4(1) thereof without the application of Rule 144 thereunder.  The Depositary will use its best efforts to comply with written instructions from the Company to not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate compliance with the requirements of law or of any government or governmental body or commission, including the securities laws of the United States.  The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the Unites States.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by any Custodian, the Depositary or the Company with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are validly issued, fully paid, nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person delivering Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or a Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or Deposited Securities, or such information relating to the registration in the Share Register, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may require by written request to the Depositary or a Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary's satisfaction (and the Company's, if applicable).  The Depositary shall provide copies thereof to the Company upon the written request by the Company, unless such disclosure is prohibited by law.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Switzerland which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall, to the extent permitted by applicable law, be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement, (4) such reasonable and customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof to the extent permitted by the rules of any securities exchange, including the New York Stock Exchange, on which the American Shares may from time to time be listed for trading, (7) a fee for, and deduct such fee from, the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agents as contemplated by Section 4.8 of the Deposit Agreement), or otherwise permit Shares to be withdrawn from the facility created under the Deposit Agreement, except upon the receipt and cancellation of Receipts.

8.

PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against delivery by the Company (or by any agent of the Company recording ownership of the Shares) of rights to receive Shares from the Company (or from any such agent).  No such issue of Receipts will be deemed a “Pre-Release” that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares  in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any notices, reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also, upon written request, send to Owners of Receipts copies of such notices, reports and communications when furnished by the Company pursuant to the Deposit Agreement.  Any such notices, reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent, required by any applicable rules and regulations of the Commission.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement the Deposited Securities or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or, on its behalf, its agent receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will or shall cause its agent to, as promptly as practicable after the receipt thereof, subject to the terms of Section 4.5 of the Deposit Agreement and Article 13 hereof, convert such dividend or distribution into dollars and will, as promptly as practicable, distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash; provided further that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in Section 4.2 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.3 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with the applicable provisions of the Deposit Agreement, including those provisions in respect of withholding taxes and set forth in Section 4.1 thereof.

13.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as possible, by sale or in any other manner that it may reasonably determine, such foreign currency into Dollars, and such Dollars shall be promptly distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any reasonable expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible in whole or in part on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its reasonable discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

14.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary can neither make such rights available to any Owners nor dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and, at the request of the Company, shall, distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make as promptly as practicable such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited as promptly as practicable, pursuant to Section 2.2 of the Deposit Agreement, and shall, as promptly as practicable, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it shall use its reasonable efforts to, as promptly as practicable, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall (x) to the extent practicable be the same date as the record date fixed by the Company, if any, or (y) if different from the record date fixed by the Company as near as practicable to the record  date fixed by the Company (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting or (iii) receive information as to such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares or (c) for any other reason, subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

Subject to Section 3.4 of the Deposit Agreement, upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities the Depositary shall, as soon as practicable thereafter and unless otherwise instructed by the Company in writing, mail to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, received by the Depositary from the Company (or, if requested and provided by the Company, an English translation or English summary of such information), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Swiss law, the Articles of Association of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, (i) to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request and (ii) subject to any requirements the Depositary and the Company may establish to provide the documentation necessary to enable such Owner to attend such meeting in accordance with such request.  The Depositary shall not, and shall ensure that each of the Custodians does not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the Instruction Date, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  If requested in writing by the Company, upon occurrence of any such change, conversion or exchange covered by Section 4.8 of the Deposit Agreement in respect of Deposited Securities, the Depositary shall give notice thereof in writing to all Owners, at the Company’s expense (unless otherwise agreed by the Company and the Depositary).

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law of the United States, Switzerland or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or the Deposited Securities, or by reason of any provision of any securities issued or distributed by the Company or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners of Receipts, or the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after notifying the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owner, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian (“Indemnified Person”) against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by an Indemnified Person, except for any liability or expense arising out of the negligence or bad faith of it except to the extent that such liability or expense arises out of information relating to the Depositary or a Custodian, as applicable, furnished in writing to the Company by the Depositary and not materially changed or altered by the Company, or (ii) by the Company or any of its directors, employees, agents and affiliates. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance in good faith upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  Neither the Depositary nor the Company shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt, will upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for obligations under Section 5.8 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.

DISCLOSURE OF BENEFICIAL OWNERSHIP.

The Swiss Stock Exchange Act currently requires that shareholders and groups of shareholders acting in concert who reach, exceed or fall below the threshold percentages of 3, 5, 10, 15, 20, 25, 33 1/3, 50 or 66 2/3 of the voting rights of a Swiss listed corporation must notify the corporation and the Swiss exchange  on which such shares are listed of such holdings, whether or not the voting rights can be exercised.  Each Owner or Beneficial Owner of a Receipt agrees to comply with all applicable provisions of Swiss law as in effect from time to time with respect to the notification to the Company and such Swiss exchange (currently the Swiss Exchange SWX) (Schweizer Börse/Bourse Suisse) of such Owner's or Beneficial Owner's interest in Shares, including any provision requiring such Owner or Beneficial Owner to disclose within a prescribed period the reaching, exceeding or falling below the threshold percentages of 3, 5, 10, 15, 20, 25, 33 1/3, 50 or 66 2/3 of the voting rights of the Shares, as if such Owner or Beneficial Owner were an owner of the Shares represented by the ADSs evidenced by the Receipt or Receipts owned by such Owner or Beneficial Owner.

The Depositary agrees to use its reasonable efforts to comply with any written instructions received from the Company requesting that the Depositary send requests to Owners in connection with the foregoing and to forward any responses to the Company.  If the Company requests information from the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

24.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.